Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                             ------------------


                                  FORM S-8


                           REGISTRATION STATEMENT

                                    Under

                         THE SECURITIES ACT OF 1933
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                                 JVWEB, INC.

           (Exact name of registrant as specified in its charter)

         Delaware                                      76-0552098

(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)
                                  --------


                      1630 East Shaw Avenue, Suite 192

                          Fresno, California 93710

                               (559) 222-2229

             (Address, including zip code, and telephone number,

      including area code, of registrant's principal executive offices)
                                  --------


                                 JVWEB, INC.

                   YEAR 2002 CONSULTANT COMPENSATION PLAN

                          (Full title of the Plan)

                                  --------


                                Greg J. Micek
                                  President
                      1630 East Shaw Avenue, Suite 192
                          Fresno, California 93710
                               (559) 222-2229
             (Address, including zip code, and telephone number,
                 including area code, of agent for service)
                                  --------



                       CALCULATION OF REGISTRATION FEE




                                           Proposed         Proposed
Title of each class                         maximum         maximum     Amount
of securities              Amount to be     offering        aggregate  Registra-
to be registered           registered(1)    price per       offering     tion
                                             share(2)       price(2)     fee


Common Stock,              1,000,000        $.54            $540,000     $49.58
  par value $.01           shares



(1) Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant's common stock as reported on the OTC Bulletin Board on July 19, 2002, or $.54 per share.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by JVWeb, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 2001 (file no. 0-24001), including all amendments;

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 (file no. 0-24001), including all amendments;

         (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001 (file no. 0-24001), including all amendments;

         (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002 (file no. 0-24001), including all amendments;

         (e) The Company's Current Report on Form 8-K dated April 8, 2002 (file no. 0-24001), reporting on the change in control of the Company and the Company's merger transaction with IQ Biometrix California, Inc., including all amendments;

         (f) The Company's Current Report on Form 8-K/A dated June 6, 2002 (file no. 0-24001), reporting on the change in control of the Company and the Company's merger transaction with IQ Biometrix California, Inc., including all amendments; and

         (g) The description of the Company's common stock, $.01 per value (the "Common Stock"), set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated April 7, 1998 (which incorporates the description under the caption "Description of Capital Stock" in the Company's Registration Statement on Form SB-2 (file no. 333-43379), as filed with the Commission on December 29, 1997, as amended), and all amendments and reports filed thereafter for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such document.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         In an exhibit to this Registration Statement, Randall W. Heinrich is rendering an opinion that the securities being registered are duly and validly issued, fully paid and non-assessable. Randall W. Heinrich has served as counsel to the Company for the past several years. In this capacity, Mr. Heinrich has received shares of the Company's stock pursuant to previous consultant compensation plans. The Company expects to issue to Mr. Heinrich shares registered pursuant to this Registration Statement. Although the number of shares that may be issued to him is not now known, the number of shares that may be issued to Mr. Heinrich may have an aggregate fair market value exceeding $50,000, the threshold dollar figure requiring disclosure pursuant to this Item 5.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors,
(2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Company's Bylaws require the Company to indemnify the Company's directors and officers to the fullest extent authorized by the Delaware General Corporation Law or any other applicable law in effect. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit
Number   Exhibit

4.1 Specimen Stock Certificate for Registrant's Common Stock (incorporated herein by reference to the Registrant's Registration Statement on Form SB-2 (file no. 333-43379), filed with the Commission on December 29, 1998, as amended), Exhibit 4.01.

4.2      JVWeb, Inc. Year 2002 Consultant Compensation Plan.

5.1      Opinion of Randall W. Heinrich

23.1     Consent of Malone & Bailey, PLLC.

23.2 Consent of Randall W. Heinrich (included in Exhibit 5.1 to this Registration Statement).

24.1     Power of Attorney (included on the signature page hereto).


Item 9.  Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which the offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

The Registrant
         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California on July 22, 2002.

                                    JVWEB, INC.


                                    By   \S\ Greg J. Micek
                                       -------------------
                                          Greg J. Micek,
                                          President
                                          (Principal Executive Officer)

                              POWER OF ATTORNEY

         The undersigned directors and officers of JVWeb, Inc. hereby appoint Greg J. Micek as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Name                                Title                              Date


/S/ Eric A. McAfee                  Vice Chairman               July 22, 2002
Eric A. McAfee                      of the Board;
                                    Director

/S/ Greg J. Micek                   Director                    July 22, 2002
Greg J. Micek

/S/ Lewis E. Ball                   Director                    July 22, 2002
Lewis E. Ball

/S/ Morden C. Lazarus               Director                    July 22, 2002
Morden C. Lazarus

/S/Paul Schroeder                   Chief Financial Officer,    July 22, 2002
Paul Schroeder                      Treasurer & Controller
                                   (Principal Financial Officer
                                    and Principal Accounting
                                    Officer)

                               EXHIBITS INDEX




 Exhibit                                                             Sequential
 Number            Description                                      Page Number



4.1     Specimen Stock Certificate for Registrant's Common Stock
        (incorporated herein by reference to the Registrant's Registration Statement on Form SB-2 (file no. 333-43379), as filed with the Commission on December 29, 1997, as amended), Exhibit 4.01.

4.2     JVWeb, Inc. Year 2002 Consultant Compensation Plan.

5.1     Opinion of Randall W. Heinrich

23.1    Consent of Malone & Bailey, PLLC.

23.2 Consent of Randall W. Heinrich (included in Exhibit 5.1 to this Registration Statement).

24.1    Power of Attorney (included on the signature page hereto).